Exhibit 10.1

The portion of this Exhibit 10.1 marked "******" has been omitted and confidentially filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

                   PURCHASE AND SALE AGREEMENT


      This Purchase and Sale Agreement (the "Agreement") is made and entered into this 25th day of January, 2002, by and between Halliburton Energy Services, Inc. ("HES"), a Delaware corporation, and McMoRan Oil & Gas LLC, a Delaware limited liability company ("MOXY"). HES and MOXY are sometimes hereinafter referred to individually as a "Party" and/or collectively as "Parties."

                           WITNESSETH:

     WHEREAS,  MOXY  desires to sell and assign to  HES  and  HES desires  to  purchase  the properties described  in  Exhibit  "A"
hereto   all   in  accordance  with  the  terms  and   conditions
hereinafter provided.

     NOW, THEREFORE, for good and valuable consideration and  for
the   mutual   covenants  herein  contained,  the   receipt   and
sufficiency of which is hereby acknowledged, the Parties agree as follows:


                            ARTICLE 1
                        PURCHASE AND SALE

1.1  Purchase, Sale and Assignment:

     At the Closing, as defined in Section 8.2 hereof, MOXY shall sell and assign and HES shall purchase and pay for the record title and operating rights described in Exhibit "A," and a proportionate interest in the related platforms, facilities and oil, gas and/or condensate wells, rights of ways, easements, fixtures, equipment, rights, privileges and obligations appurtenant thereto including the right to receive any payments associated therewith (including without limitation any insurance proceeds covering damages to the foregoing for which repairs have not been made prior to Closing and any payment made by a non-consenting party in lieu of a non-consent penalty) (such rights and interests to be purchased by HES being referred to collectively herein as the "Subject Interests"). The sale of the Subject Interests by MOXY to HES shall be effective as of 11:59 p.m. Central Standard Time on December 31, 2001 (the "Effective Time").

1.2  Proprietary Data and Business Records:

     The Subject Interests shall include, to the extent assignable or transferable, a proportionate interest in the lease files, land files, well files, production records, division order files, abstracts, title opinions and contract files related to the interests described in Exhibit "A" (excluding any internal valuations, production or other forecasts or interpretative data or documentation) and a like interest in the geological data existing as of Closing relating to the Subject Interests (excluding any seismic surveys and other seismic, shallow hazard surveys, geophysical, or geological data to the extent owned by or licensed from third parties and not freely transferable or any of MOXY's software, patents, trademarks, logos or service marks used in developing or operating a lease or any other data which might serve to reveal or disclose MOXY's proprietary interpretive or processing methods or techniques).

1.3  Subject Interests Subject to Existing Agreements:

     HES and MOXY agree that the sale of the Subject Interests will be made subject to, and HES will accept the Subject Interests subject to, the contracts and other instruments which are listed in Exhibit "B." Upon Closing, HES agrees to expressly assume MOXY's obligations and liabilities under the contracts and other instruments listed in Exhibit "B" insofar as such obligations or liabilities relate to the Subject Interests after the Effective Time; provided, however, that HES shall not assume or be responsible for (i) property damage sustained by third parties, or personal injury or death arising in connection with the operation of the Subject Interests prior to the Closing, or
(ii) any regulatory fines or penalties arising in connection with the operation of the Subject Interests prior to the Closing.

1.4  Lease Obligations:

     Upon Closing, HES shall assume MOXY's obligations under the terms and conditions of the leases described in Exhibit "A"
(including all federal, state and local laws, rules and regulations applicable thereto), insofar as such obligations are attributable to the Subject Interests and accrue after the Effective Time (subject to the proviso set forth at the end of Section 1.3 hereof), MOXY retaining any such obligations insofar as they accrue prior to the Effective Time. Notwithstanding the foregoing, the responsibility for the plugging and abandonment and/or removal of platforms, wells, wellbores, equipment and facilities attributable to the Subject Interests shall be borne in proportion to the cost bearing ownership interests of the Parties at the time such plugging and abandonment and/or removal is required to be done, in accordance with applicable law and industry standards.

1.5  Retained Reversionary Interest:

      In the assignment of the Subject Interests there shall be reserved, and the Subject Interests shall be subject to, a retained reversionary interest in favor of MOXY equal to an undivided Seventy Five Percent (75%) of the Subject Interests which reversionary interest shall be subject to the terms and conditions of Article 3 hereof.

1.6  Reservation of Right to Use Platform and Facilities:

      The assignment of the Subject Interests will allow MOXY to access and utilize the platforms and facilities included in the Subject Interests in connection with MOXY's exploration and exploitation opportunities on an appropriate commercial basis with respect to the costs (including reasonable amortization) of operating and using the platform(s) and facilities (the "Facilities Usage Rights"). For the avoidance of doubt, the Facilities Usage Rights do not entitle MOXY to use any platform slot reserved for planned activities by HES within the Subject Interests without HES's approval (which HES may grant or withhold at its sole discretion). If MOXY elects to exercise its Facility Usage Rights, MOXY shall give written notice of such election to HES describing the proposed scope and terms of such usage. Thereafter, HES and MOXY shall negotiate in good faith and in an expeditious manner an agreement covering the terms and conditions pursuant to which MOXY shall have access to and use of the platforms(s) and facility(ies) sought to be used which agreement will contain terms appropriate to the circumstances. For the avoidance of doubt, (i) the Facilities Usage Rights are subject to HES's obligations under the Basic Documents (as defined in Section 6.2.7 below) and any other similar agreements entered into by HES in the ordinary course of business and (ii) HES shall have no obligation or responsibility for obtaining any approvals of third parties (including other working interest owners and governmental authorities) which may be required for MOXY to exercise its Facility Usage Rights and MOXY shall, upon HES' request, provide HES reasonable proof that such approvals have been obtained.

1.7  Allocation of Production and Costs:

      With respect to the Subject Interests, MOXY shall retain or receive all proceeds attributable to production, including oil in the tanks and gas in pipelines, produced prior to the Effective Time and agrees to pay all costs and expenses incurred prior to the Effective Time. With respect to the Subject Interests, HES shall be entitled to receive the proceeds of all production occurring after the Effective Time and shall be responsible for all costs and expenses incurred after the Effective Time and shall promptly reimburse MOXY for the payment of any such expenses. In the event of any conflict between this Section 1.7 and Section 8.4 hereof, Section 8.4 shall control.

1.8  Title and Risk of Loss:

     MOXY shall deliver possession of the Subject Interests to HES at the Closing. Title to and risk of loss with respect to the Subject Interests shall pass to HES as of the Closing.

1.9  Specific Performance:

     Subject to the further terms hereof, each Party shall have the right of specific performance.


                            ARTICLE 2
                         PURCHASE PRICE
2.1  Purchase Price:

     The total purchase price for the Subject Interests shall be SIXTY Million and no/hundredths ($60,000,000) Dollars (subject to reduction as set forth in this Agreement, the "Purchase Price") payable at Closing. The payment of the Purchase Price shall be made by electronic transfer of immediately available funds (EFT) to the credit of MOXY at:

Bank: JP Morgan Chase Bank New York, NY
Acct: McMoRan Oil & Gas LLC
Acct. No. 910-2-713667


                            ARTICLE 3
                      REVERSIONARY INTEREST
                    AND OTHER RETAINED RIGHTS

3.1  Reconveyance of Reversionary Interest:

     After Payout, as defined in Section 3.2 hereof, HES shall execute and deliver an assignment to MOXY of an undivided Seventy Five Percent (75%) of the Subject Interests, but excluding any portion of any lease to which the Subject Interests pertain which has expired, (the "Retained Reversionary Interest"). The assignment of the Retained Reversionary Interest from HES to MOXY shall be free and clear of all burdens, except those affecting the Subject Interests at the time assigned to HES or established in the ordinary course of the operation of the Subject Interests in accordance with any applicable operating agreement or other applicable agreement, shall be effective as of Payout and shall be in a form containing substantially the terms of the assignments attached hereto as Exhibit "C" (excluding any reference to the Retained Reversionary Interest or Facility Usage Rights and including any additional terms reasonably required by the Minerals Management Service for purposes of obtaining approval of such assignments). HES shall execute and deliver such assignment after Payout, within 30 days after HES has received MOXY's written notice (i) certifying the Parties' agreement that Payout has occurred, (ii) requesting an assignment of the Retained Reversionary Interest and (iii) providing an instrument of assignment that has been approved by both Parties. MOXY shall be responsible to obtain any consents, approvals and/or waivers of rights necessary for such assignment. In connection with such reassignment and where HES is the designated operator of the Subject Interests, HES shall resign as operator of the Subject Interests being assigned to MOXY, and, subject to the provisions of the applicable operating agreement, designate (or vote for) MOXY or MOXY's designee as operator.

3.2  Payout:

     "Payout" shall mean 7:00 a.m. on the day following the date when the proceeds from the sale of production accruing after the Effective Time and attributable to the Subject Interests and any other payment received with respect to the Subject Interests after deduction of:

     (i)  royalties, overriding royalties, net profits  interests
          and   other   such  burdens  created  by  any   leases,
          agreements   or  instruments  affecting   the   Subject
          Interests as of Closing, and

     (ii) severance, production, ad valorem and other similar taxes chargeable to the Subject Interests, equals the sum of

     (i)  the Purchase Price,

     (ii) lease operating expenses (including, but not limited to, processing, handling, and transportation fees and charges) chargeable to the Subject Interests after the Effective Time,

     (iii) all capital expenditures incurred, charged to and paid with respect to the Subject Interests after the Effective Time under the applicable operating agreement (including without limitation costs incurred to drill and plug and abandon dry holes) and

     (iv) an administrative fee which will be (a) calculated each calendar month by multiplying ******* times the average outstanding cash balance to Payout (as averaged across such month), and (b) added at the end of the month for which calculated to the then outstanding cash balance to Payout.

     The amount chargeable for costs and expenses shall be determined in accordance with the accounting procedure attached to the operating agreements applicable to the Subject Interests. Payout balance and HES's return thereon shall be calculated on a cash basis. Once Payout has occurred, uncollected revenues and unpaid costs and expenses attributable to the Payout period and not taken into account when calculating Payout shall be adjusted on a post-Payout basis. From and after Payout, all revenues, costs and expenses attributable to the post-Payout period shall be accounted for as if the after-Payout assignments referred to in Section 3.1 had occurred at Payout (regardless of when such assignments are actually made).

3.3  Payout Computation and Reports:

     Prior to Payout and after Closing, HES shall provide to MOXY on a quarterly basis a Payout status report reflecting the Payout balance calculations (which may include estimated amounts as appropriate) for the previous quarter within thirty days of the end of each quarter.

3.4  Operation of the Subject Interests Prior to Payout:

     Prior to Payout and after Closing, where HES is operator of the Subject Interests, HES shall perform its duties as operator in accordance with the applicable operating agreements.

3.5  Additional Rights:

     In the event HES participates prior to Payout in rights of a non-consenting party to an operation under the applicable operating agreement covering the Subject Interests or otherwise acquires prior to Payout additional participation interest under the terms of the operating agreements applicable to the Subject Interests, then such additional acquired rights shall be considered as part of the Subject Interests and the revenues, costs and expenditures attributable thereto shall be included in the calculation of Payout under Section 3.2 hereof.

3.6  Option to Elect to Participate in Non-Consent Operations and
Other Rights:

     After Closing and prior to Payout, if (i) HES decides to non-consent any operation proposed in accordance with the terms of an operating agreement covering the Subject Interests, (ii) HES decides not to exercise any right to participate in any well, sidetrack, deepening, completion, recompletion, workover, or other operation designed to recover hydrocarbons under the terms of any operating agreement or other contract or agreement applicable to the Subject Interests, (iii) HES decides not to exercise any preferential right or option arising by virtue of the Subject Interests to acquire additional leasehold or other interests or (iv) HES decides not to conduct operations or other activities necessary to maintain a lease or unit covered by the Subject Interests (the non-consent decision or the decision not to exercise preferential right, option, or not to conduct lease or unit maintenance operation being hereinafter referred to as the "Option"), then HES shall notify MOXY in writing of its intent not to exercise the Option detailing the nature of the Option in which HES has decided not to participate (such declaration of intent not to exercise the Option being referred to as a "Notice of Non-Consent"). HES will endeavor to give its Notice of Non-Consent to MOXY reasonably in advance of HES's deadline to elect to participate in such Option but shall have no liability for failing so to do (regardless of the cause of such failure).

     After MOXY's receipt of a Notice of Non-Consent, if MOXY desires to participate in the relevant operation as to the right which HES has decided not to exercise, MOXY shall notify HES thereof in writing (an "Election to Consent"), and the Parties will endeavor in good faith to negotiate a mutually acceptable agreement governing such Election to Consent (without liability for failing to successfully negotiate such agreement, regardless of the cause of such failure), subject to, among other things, the rights of third parties pursuant to the applicable operating agreement and MOXY's obligation to fund that portion of the operation as to which an Option applies under the applicable operating or other agreement with respect thereto. If MOXY fails to provide any Election to Consent within 2 business days (i.e. excluding Saturdays, Sundays and Federal holidays) after MOXY's receipt of the relevant Notice of Non-Consent, MOXY shall be deemed to have elected not to exercise the Election to Consent for the Option.

      Any agreement governing an Election to Consent would provide, among other things, that (a) MOXY will at all times be responsible (i) for all obligations to make payments to the Operator for all funds required to be paid with respect to HES's interest in the operation in which MOXY has elected to participate, including, without limitation, any continuing costs, such as workover costs and reclamation costs (collectively, the "Operations"), and (ii) to fully indemnify and hold harmless HES for any and all liabilities in connection with or arising out of the exercise of the Election to Consent in the Operations, whether such liabilities arise in contract, quasi contract, tort or otherwise, (b) so long as MOXY complies with its obligations, HES shall hold such exercised rights for the beneficial interest of MOXY (or, if the Operation is necessary to maintain a lease or unit, then HES shall relinquish and/or reassign such portion of the affected Subject Interests in accordance with the applicable operating agreement), and MOXY shall be entitled to all the benefits of and shall bear all of the costs, risks and expenses associated with the Operations to the extent resulting from such Election to Consent, and (c) the proceeds, capital expenditures, operating costs, royalties and other expenses associated with Election to Consent Operations shall be excluded from and shall not affect the calculation of Payout under Section 3.2 hereof.


                            ARTICLE 4
                PREFERENTIAL RIGHTS AND CONSENTS

4.1  Preferential Rights Notice:

     MOXY has prepared forms of the notices and the requests for waivers to be sent to all holders of preferential purchase rights or consent rights in the Subject Interests (hereinafter referred to as "Rights"). For purposes of the notice to the Rights holders, MOXY has allocated the Purchase Price in good faith as may be required by the applicable operating agreements. The Purchase Price allocation of MOXY is set forth on Exhibit "D" hereto. As soon as practicable after the execution hereof, MOXY shall transmit to the respective holders of the Rights the notices and requests for waivers. Closing shall be delayed until necessary consents have been obtained and any applicable periods under unwaived, unexercised preferential rights have expired.

4.2  Closing Delayed Pending Closing on Sale of Exercised Rights:

     If any Rights are exercised, the closing in connection therewith shall be concluded concurrently with the Closing under this Agreement unless the Parties agree otherwise in writing and, if necessary, the Closing hereunder may be delayed such that concurrent closings may occur.

4.3  Exercise of Rights:

     To the extent that any Rights are exercised by any third party entitled to exercise such Rights, then the Subject Interests subject to such exercised Rights shall not be sold to HES and shall be excluded from this Agreement and shall not be considered part of the Subject Interests (including for purposes of calculating Payout in Section 3.2 hereof). In such event, the Purchase Price shall be reduced by the value allocated to the interests so excluded as set forth in Exhibit "D" hereof.


                            ARTICLE 5
                 MOXY COVENANTS PENDING CLOSING

5.1  Covenants of MOXY:

      From and after the execution of this Agreement and until Closing, MOXY covenants and agrees as follows:

     5.1.1     Availability of Records and Data:

      MOXY will make available to HES all information in its possession or available to it relating to the Subject Interests, including title information, relevant agreements and leases, records relevant to rentals and royalties, production records, maps and accounting and tax records. MOXY will notify HES in writing, immediately after MOXY becomes aware thereof, of (a) any adverse material change in the condition or status of any of the Subject Interests, and (b) any communication of material consequence given or received with respect to the Subject Interests (including without limitation proposals for drilling or for other operations).

     5.1.2     Operation of Subject Interests:

     MOXY (i) will cause the Subject Interests to be operated and maintained in a manner substantially consistent with prior operations; (ii) other than normal production operations, will not undertake any new operations except in the event of emergency or as required under existing contractual obligations; and (iii) will not convey or dispose of any of the Subject Interests except as permitted under Article 4 hereof.

     5.1.3     Physical Inspection:

      MOXY shall make a good faith effort to obtain for HES, or HES's authorized representatives, at all reasonable times before the Closing and upon adequate notice to MOXY, physical access to the Subject Interests for the purpose of inspecting same.

     5.1.4     Preferential Rights:

     MOXY will use or has used all reasonable efforts, consistent with good industry practices in transactions of this type, to identify, with respect to the Subject Interests, all preferential rights to purchase that are applicable to the transactions contemplated herein. Further, MOXY has provided or will provide all parties holding preferential rights with all required notice and information required under each respective preferential right agreement, all in accordance with good industry practices in transactions of this type. If a party from whom a waiver of preferential right to purchase is requested refuses to give such waiver, MOXY agrees that it will tender to such party an interest in the Subject Interests as required by the applicable preferential right to purchase agreement and, in the event the applicable preferential right to purchase is exercised and Closing occurs, such interest will be excluded from the transaction contemplated hereunder and the Purchase Price will be adjusted appropriately downward in accordance with Section. 4.3.

                            ARTICLE 6
                 REPRESENTATIONS AND WARRANTIES

6.1  Reciprocal Representations and Warranties:

     MOXY and HES each represent and warrant to the other, that as of the date of this Agreement, as of the Effective Time and as of the Closing:

     6.1.1     Organization:

     The Party making the representation is a corporation or limited liability company validly existing and in good standing under the laws of its incorporation or formation, with the requisite power and authority to own property and assets such as the Subject Interests and to carry on its business as now being conducted.

     6.1.2     Requisite Approvals:

     The Party making the representation has the corporate power and/or authority to execute and deliver this Agreement and to consummate the transaction contemplated in this Agreement. This Agreement constitutes a valid and binding obligation of the Party making the representation, enforceable against it in accordance with the terms hereof, except to the extent such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances. No other act, approval or proceeding on the part of the Party making the representation is required to authorize the execution and delivery of this
Agreement. This Agreement (and all closing documents) has been or will be executed by appropriate officers having full authority to execute and deliver such documents on behalf of the Party making the representation.

     6.1.3     Impediments to Consummation of Agreement:

     This Agreement, and the execution and delivery hereof by the Party making the representation, do not, and the consummation of the transaction contemplated hereunder will not, violate any provision of, or constitute a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, the charter or by-laws of such Party or any law or regulation to which it is subject, or any provision of any agreement, indenture, mortgage, lien, lease, instrument, order, arbitration award, judgment, or decree to which it is a Party or by which it or any of its assets or properties is bound.

6.2  MOXY's Representations & Warranties:

     MOXY represents and warrants to HES, that as of the date of this Agreement, the Effective Time and the Closing:

     6.2.1     Compliance with Laws:

     To MOXY's knowledge, MOXY has not violated any applicable laws or statutes, or any applicable regulations, rules or orders promulgated by the Federal Energy Regulatory Commission, the Minerals Management Service or any other federal or state regulatory agency, or any of their predecessor agencies, which might materially and adversely affect the value to HES of the Subject Interests, or the production therefrom.

     6.2.2     Leases and Wells:

     To MOXY's knowledge (i) MOXY is not in material default under any of the material terms and provisions of any of the Leases or under any agreement to which the same are subject;
(ii) all royalties, rentals, and other payments due thereunder by MOXY have been timely and properly paid in full on or before the due dates thereof; and (iii) all of the wells to which the Subject Interests pertain have been drilled, completed, and operated within the boundaries of the leases to which the Subject Interests pertain or within the limits otherwise permitted by
contract,  pooling,  or  unit  agreement,  and  by  law  and   in
compliance with all applicable rules, regulations, permits, judgments, orders and decrees of any court or the federal and state regulatory authorities having jurisdiction thereof.

     6.2.3     Marketable Title:

     MOXY owns Marketable Title, as defined below, to the net revenue interests and working interests (record title and/or operating rights) in the leases as indicated in Exhibit "A." "Marketable Title" as used herein shall mean that as to the Subject Interests, such title that (a) entitles MOXY to receive not less than the net revenue interest as set forth in Exhibit "A" of all hydrocarbons produced, saved and marketed from the Subject Interests, free and clear of all liens and other encumbrances except (i) those contained in the contracts and instruments listed in Exhibits "A" and "B" hereto and (ii) those mortgages securing indebtedness to JP Morgan Chase Bank (formerly Chase Bank of Texas, National Association) which shall be released at Closing, and (b) obligates MOXY to bear costs and expenses relating to the maintenance, development, operation and production of hydrocarbons in an amount not greater than the working interest as set forth in Exhibit "A".

     6.2.4     Production Sales Contracts:

      There exist no agreements or arrangements for the sale of production from the Subject Interests (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised) other than (a) production sales contracts (in this Section, the " Production Sales Contracts") disclosed in Schedule 6.2.4 hereto or (b) agreements or arrangements that are cancelable on 90 days notice or less without penalty or detriment. MOXY is presently receiving a price for all production from (or attributable to) each of the Subject Interests covered by a Production Sales Contract as computed in accordance with the terms of such contract, and are not having deliveries of gas from any Subject Interests subject to a Production Sale Contract curtailed substantially below such property's delivery capacity. No portion of the Subject Interests is either overproduced or underproduced in natural gas. MOXY is not obligated, by virtue of a prepayment arrangement, a "take or pay" arrangement, a production payment or any other arrangement, to deliver hydrocarbons produced from the Subject Interests at some future time without then or thereafter receiving full payment therefor.

     6.2.5     Approvals:

      Other than requirements (if any) that there be obtained consents to assignment (or waivers of preferential rights to purchase) from third parties, and except for approvals required to be obtained from governmental entities who are lessors under leases forming a part of the Subject Interests (or who administer such leases on behalf of such lessors) which are customarily obtained post-closing and which MOXY has no reason to believe cannot be obtained, no consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by MOXY in connection with the execution, delivery, or performance by MOXY of this Agreement, each other agreement, instrument, or document executed or to be executed by MOXY in connection with the transactions contemplated hereby to which MOXY is a party or the consummation by MOXY of the transactions contemplated hereby and thereby.

     6.2.6     Pending Litigation:

      Except as set forth in Schedule 6.2.6, there are no pending suits, actions, or other proceedings in which MOXY is a party that relate to the Subject Interests (including any actions challenging or pertaining to MOXY or title to any of the Subject Interests), or affecting the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     6.2.7     Basic Documents:

      The oil, gas and/or mineral leases, MOXY's interest that comprise parts of the Subject Interests, and all other material contracts and agreements, licenses, permits and easements, rights-of-way and other rights comprising any part of or otherwise
relating  to  the    Subject  Interests  (for  purposes  of  this
Section, such leases and such material contracts, agreements, licenses, permits, easements, rights-of-way and other rights being called the "Basic Documents"), are in full force and effect and constitute valid and binding obligations of the parties thereto. All contracts and agreements that are Basic Documents are disclosed on Exhibit "A" or Exhibit "B" in connection with the descriptions of the Subject Interests to which they relate. MOXY is not in breach or default (and no situation exists which with the passing of time or giving of notice would create a breach or default) of its obligations under the Basic Documents, and no breach or default by any third party (or situation which with the passage of time or giving of notice would create a breach or default) exists, to the extent such breach or default (whether by MOXY or such a third party) could reasonably be expected to materially adversely affect the ownership, operation, value or use of any of the Subject Interests after the Effective Time. All payments (including all royalties and valid calls for payment or prepayment under operating agreements) owing under Basic Documents have been and are being made (timely, and before the same became delinquent) by MOXY in all material respects and, where the non-payment of same by a third party could materially adversely affect the ownership, operation, value or use of any of the Subject Interests after the Effective Time, have been and are being made by such third parties. For the purposes of the representations contained in this Section (and without limitation of such representations), the non-payment of an amount, or non-performance of an obligation, where such non-payment, or non-performance, could result in the forfeiture or termination of rights of MOXY under a Basic Document, shall be considered material.

     6.2.8     Commitments, Abandonments  or Proposals:

      Except as set forth at Schedule 6.2.8 hereto: (a) MOXY has incurred no expenses, and has made no commitments to make expenditures (including not having entered into any agreements that would obligate HES to make expenditures), in connection with (and no other obligations or liabilities have been incurred which would adversely affect) the ownership or operation of the Subject Interests after the Effective Time, other than routine expenses incurred in the normal operation of existing wells on the Subject Interests.

      6.2.9     Area of Mutual Interest and Other Agreements; Tax
Partnerships:

       Except as set forth in Schedule 6.2.9, none of the Subject Interests is subject to (or has related to it) any area of mutual interest agreements or is subject to (or has related to it) any tax partnership. None of the Subject Interests is subject to (or has related to it) any farm-out or farm-in agreement under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the Effective Time.

     6.2.10    Payment of Expense:

      Other than as set forth at Schedule 6.2.10 hereto, all expenses (including all bills for labor, materials and supplies used or furnished for use in connection with the Subject Interests, and all severance, production, ad valorem, windfall profit and other similar taxes) relating to the ownership or operation of the Subject Interests, have been, and are being, paid by MOXY when due, or with respect to vendors of oilfield services in the ordinary course of MOXY's business with such vendors.

     6.2.11    Compliance with Laws:

      The ownership and operation of those of the Subject Interests operated by MOXY and the ownership and operation of the Subject Interests not operated by MOXY, to the extent that non-conformance could adversely affect the ownership, operation, value or use thereof after the Effective Time (or otherwise affect HES), has been in conformity, in all material respects, with all applicable laws, and all applicable rules, regulations and orders of all governmental agencies having jurisdiction, relating to the Subject Interests. Without in any way limiting the foregoing representations, the Subject Interests operated by MOXY, and the Subject Interests operated by others, are not in violation of (or subject to any existing, pending or, threatened investigation or inquiry by any governmental authority, or to any remedial obligations under) any applicable laws, rules, regulations or orders pertaining to health or the environment.

     6.2.12    Plugging Obligations:

      Except as set forth on Schedule 6.2.12 hereto, there are no shut in or otherwise inactive wells, located on the Subject Interests or on lands pooled or unitized therewith, except for wells that have been properly plugged and abandoned or awaiting hook-up, and except for wells drilled to depths not included within the Subject Interests or within units in which the Subject Interests participate that have never been completed in such depths.

     6.2.13    Governmental Permits:

      MOXY (or the operator of the Subject Interest) has obtained all governmental licenses and permits necessary or appropriate to own and operate the Subject Interests as presently being owned and operated, and such licenses, permits and filings are in full force and effect, and MOXY has not received written notice of any violations in respect of any such licenses or permits.

     6.2.14    State of Repair:

      The Subject Interests have been maintained in a state of repair so as to be reasonably adequate for normal operations.

     6.2.15    No Alienation:

      MOXY has not sold, assigned, conveyed, or transferred or contracted to sell, assign, convey or transfer any right or title to, or interest in, the Subject Interests.

     6.2.16    Current Interests:

       MOXY  is  currently  receiving  from  all  purchasers   of
production from the Subject Interests at least the net revenue interest set forth in Exhibit "A" without suspense or indemnity
(other than customary indemnities as to ownership).

     6.2.17    Filings:

       All necessary plans for development, applications, inspection, reports, certificates and other instruments pertaining to environmental matters have been filed with the appropriate governmental bodies, authorities and agencies and all permits necessary for the legal operation of the Subject Interests in full compliance with all environmental laws, rules, regulations, ordinances and orders have been obtained and MOXY is in full compliance with all such laws, rules, regulations, ordinances and orders. All applications, reports, certificates and other instruments filed with or furnished to any governmental body, authority or agency do not (1) contain any untrue statement of material fact or (2) omit any statement of material fact necessary to make the statements therein not misleading.

     6.2.18    MOXY's Information:

     MOXY has made available to HES or HES's representatives all of its documents and other information that are in MOXY's possession or that MOXY is able to furnish to HES, including, but not limited to, all of MOXY's production sale agreements, processing agreements, transportation agreements, permits, licenses, orders, production records, inventory, bonds, insurance policies, operating agreements, engineering data, geological data, geophysical data, and all other records and files, relating to the Subject Interests.

     6.2.19    MOXY's Obligation:

      MOXY shall promptly notify HES (i) if any representation or warranty of MOXY contained in this Agreement is discovered to be or becomes untrue, or (ii) if MOXY fails to perform or comply with any covenant or agreement contained in this Agreement or it is reasonably anticipated that MOXY will be unable to perform or comply with any covenant or agreement contained in this Agreement.

6.3  HES's Representations & Warranties:

     Subject to Closing, HES represents and warrants to MOXY:

     6.3.1     Receipt of Data:

     HES represents that it has had the opportunity to perform due diligence on the Subject Interests, which includes physical inspection(s), environmental assessment(s), reviewing well data and other files, and performing all necessary tasks involved in evaluating the Subject Interests.

     6.3.2     Independent Evaluation:

     HES represents and acknowledges that it has had access to the Subject Interests, the officers and employees of MOXY, and the books, records and files of MOXY relating to the Subject Interests. In making the decision to enter into this Agreement and consummate the transactions contemplated hereby, HES has relied solely on the basis of its own independent due diligence investigation of the Subject Interests. Accordingly, HES acknowledges that MOXY has not made, and MOXY hereby expressly disclaims and negates, any representation or warranty (other than those express limited representations and warranties made in
Article 6.0 of this Agreement), express, implied, at common law, by statute or otherwise, relating to the Subject Interests.


                            ARTICLE 7
                      CONDITIONS TO CLOSING

7.1  MOXY's Conditions to Closing:

      The obligations of MOXY at the Closing are subject to the satisfaction at or prior to the Closing, or the waiver by MOXY
(at MOXY's sole discretion), of the following conditions:

     7.1.1     Representations:

      All representations and warranties of HES contained in this Agreement shall be true and correct in all material respects at and as of the Closing; and

     7.1.2     No Prohibitions or Litigation:

     On the Closing Date, (i) no order shall have been entered by any court or governmental agency having jurisdiction over the parties or the subject matter of this Agreement that restrains or permits or prohibits the purchase and sale contemplated by this Agreement and which remains in effect at the time of such Closing, and (ii) no suit, action, or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain material damages or other material relief in connection with the consummation of the transactions contemplated by this Agreement or with respect to any of the Subject Interests.

7.2  HES's Conditions to Closing:

      The obligations of HES at the Closing are subject, at the option of HES, to the satisfaction at or prior to the Closing, or the waiver by HES (at HES' sole discretion), of the following conditions:

     7.2.1     Representations:

     All representations, warranties, covenants and agreements of MOXY contained in this Agreement shall be true and correct in all material respects at and as of the Closing;

     7.2.2     No Prohibitions or Litigation:

     On the Closing Date, no (i) order shall have been entered by any court or governmental agency having jurisdiction over the parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale contemplated by this Agreement and which remains in effect at the time of such Closing, and (ii) except as may be described in Schedule 6.2.6, no suit, action, or other proceeding shall be pending or threatened before any court or governmental agency with respect to any of the Subject Interests.

     7.2.3     Release of Mortgage:

      At Closing MOXY shall deliver to HES, in form reasonably acceptable to HES, releases of all Subject Interests from any and all mortgages affecting such interests.

     7.2.4     Waivers and Consents:

       Prior to Closing, HES shall have received, in form reasonably acceptable to HES, (a) waivers of, or elections not to exercise, all preferential rights affecting the Subject
Interests, and (b) all consents required for MOXY to make the assignments of the Subject Interests as contemplated herein.

     7.2.5     Other Instruments:

      Prior to Closing, the Parties will have identified, and agreed as to the form of, all of those instruments referenced in
Section 8.2.3 hereof.

     7.2.6     Condition of Subject Interests:

      There shall been no adverse material change in the physical condition or legal status of the Subject Interests.

     7.2.7     Inchoate Liens:

     If any construction, drilling, major repair (i.e., exceeding $100,000.00), recompletion or other similar activity has occurred on any lease to which the Subject Interests pertain where MOXY is operator within one hundred and eighty days prior to Closing, HES shall have received, prior to Closing, in form reasonably acceptable to HES, proof of payment for such activities and/or releases of inchoate and/or materialmen's liens with respect thereto.



                            ARTICLE 8
              CLOSING AND POST CLOSING OBLIGATIONS

8.1  Time:

     The Closing shall be held as soon as practicable after the date hereof once all waivers and consents necessary for Closing have been received, or as specified in Article 4, but in any event not before February 15, 2002, (unless otherwise mutually agreed as provided in this Section), at the offices of MOXY at 1615 Poydras Street, New Orleans, Louisiana. The time and place for Closing may be changed to an earlier or later time and place by mutual written agreement of the Parties, but any acceleration or delay in the Closing shall not change the Effective Time. The date Closing occurs is referred to herein as the "Closing Date."

8.2  Closing:

     The following shall take place at, and is referred to herein as, the "Closing":

     8.2.1     Assignments:

     MOXY and HES shall execute and deliver Assignments of Record Title and/or Operating Rights conveying the Subject Interests to HES substantially in the form of one of the form assignments which are attached as Exhibits "C-1" and "C-2" with such changes thereto (if any) as may be reasonably required to obtain approval from the Minerals Management Service.

     8.2.2     Payment of Purchase Price:

     HES shall pay to MOXY by wire transfer an amount equal to the Purchase Price.

     8.2.3     Other Instruments:

     The Parties shall execute other appropriate instruments necessary to effect or support the transaction contemplated in this Agreement, including without limitation, any forms required by federal or state agencies to transfer operatorship of the Subject Interests to HES and further including a tax partnership agreement substantially in the form attached hereto as Exhibit "E."

     8.2.4     Delivery of Subject Interests:

     MOXY shall deliver to HES, exclusive possession of the Subject Interests as of the Closing.

     8.2.5     Complete Actions:

     No agreement or other instrument to be executed and delivered at the Closing, or action to be taken at the Closing, shall be effective until all such agreements and instruments have been executed and delivered and all such actions have been taken, and all such agreements, instruments and actions shall be deemed to be effective concurrently.

     8.2.6     Revenue and Cost Proration:

     MOXY shall promptly pay over to HES any revenues MOXY has received for the period following the Effective Time and HES shall promptly reimburse MOXY any costs MOXY has paid for that period, in each case to be trued-up as information becomes available.

8.3  Post Closing Obligations:

     Upon  condition  that the Closing shall have occurred,  MOXY
and   HES   agree   to   perform  the   following   "post-Closing
obligations":

     8.3.1     Recording & Filing:

     Within ninety (90) days of Closing, HES shall (i) file or record the conveyancing documents in the appropriate governmental records and (ii) file for approval with the applicable governmental agencies all state and federal transfer and assignment documents for the Subject Interests. HES shall provide a copy of same, including recording information, to MOXY.

     8.3.2     Change of Operator:

     MOXY shall resign as operator of the Subject Interests being assigned to HES where MOXY is operator, and, subject to the provisions of the applicable operating agreement, designate (or vote for) HES or HES's designee as operator.

     8.3.3     Notices to Third Parties:

     HES shall notify all lessors, royalty owners, operators, non-operators, purchasers, and governmental agencies that HES has purchased  the  Subject Interests and has assumed  liability  for
their  continued operation from and after the Closing.   HES  and
MOXY shall execute all transfer orders and division orders necessary to transfer payment of the proceeds from the sale of production from the Subject Interests as of the Effective Time to HES.

     8.3.4     Property Records:

     Within thirty (30) days after Closing, MOXY shall deliver to HES legible photocopies (or at MOXY's option, original records) of the property and business records specified in this Agreement (subject to the limitations contained in this Agreement). If MOXY retains any original records, HES shall have the right to review (and make additional copies at HES' expense) such original records during MOXY's normal business hours. HES shall retain any original records delivered, and MOXY shall retain any such original records not delivered to HES for a period of seven (7) years from the Effective Time. MOXY reserves the right to access (and copy at MOXY's expense) all original records delivered for a period of seven (7) years from the Effective Time (and HES agrees to grant MOXY access to the records during HES's normal business hours). In the event that MOXY or HES wishes to destroy any original books or records in its possession prior to such date, such Party shall give not less than sixty (60) days notice to the other Party and such other Party shall have the right, at its own expense, during reasonable business hours, to remove such books and records and to keep possession of same. The records which are the subject matter of this Section include without limitation revenue check stubs, lease operating statements, royalty check stubs and any other relevant accounting records.

     8.3.5     Property Information During Payout Period:

     During the period following Closing and extending until the reassignments following Payout occurs, MOXY shall be entitled to and HES agrees to provide, subject to any applicable confidentiality obligations, production, engineering and other data from the operations of the Subject Interests, as well as copies of all notices received or issued under the applicable joint operating agreements, on a timely basis. MOXY also shall be entitled to copy any relevant records in HES's possession at MOXY's expense. In addition, MOXY shall have the right to audit HES's financial records relative to the Subject Interests, for any calendar year within the twenty-four (24) month period following the end of such calendar year, in order to verify the amounts charged and credited to the Payout account. MOXY shall provide reasonable notice to HES with respect to arrangements for copying records or conducting audits, each of which shall take place during normal business hours. MOXY's audit rights set forth in this Section shall not be exercised more than once per calendar year and shall terminate 24 months after HES has made an assignment as contemplated by Section 3.1 hereof.

     8.3.6      Marketing of Production for MOXY's Prior  Program
          Participants:

     Until Payout (but not thereafter), HES agrees to use commercially reasonable efforts to market, on the same basis as it markets its own production, the production of one of MOXY's prior program participants in accordance with the letter agreement furnished by MOXY to HES as set forth in Schedule 8.3.6.

8.4  Indemnification:

     8.4.1     MOXY's Indemnification of HES:

     MOXY shall (a) retain, and timely pay and perform, all duties, obligations and liabilities relating to the ownership and/or operation of the Subject Interests that are attributable to that period of time prior to the Effective Time (including, without limitation, those arising under the contracts and agreements described in Exhibit "B") and (b) indemnify, defend and hold harmless HES and its affiliates, and its/their respective directors, officers, employees, stockholders and agents, from and against any and all claims, liabilities, losses, causes of actions, costs and expenses (including, without limitation, those involving theories of negligence or strict liability and including court costs and attorneys' fees) asserted against, resulting from, imposed upon or incurred by HES and/or its affiliates, and/or its/their respective directors, officers, employees, stockholders and agents as a result of, or arising out of, or attributable to, (i) MOXY's ownership or operation of the Subject Interests before the Effective Time, or (ii) any breach of any representation given or agreement made by MOXY in Article 6 hereof.

     8.4.2     HES's Indemnification of MOXY:

     Subject to Section 8.4.1 above, HES shall indemnify, defend and hold harmless MOXY and its affiliates, and its/their respective directors, officers, employees, stockholders and agents, from and against any and all claims, liabilities, losses, causes of actions, costs and expenses (including, without limitation, those involving theories of negligence or strict liability and including court costs and attorneys' fees) asserted against, resulting from, imposed upon or incurred by MOXY and/or its affiliates, and/or its/their respective directors, officers, employees, stockholders and agent, as a result of, or arising out of, or attributable to, (i) HES's ownership or operation of the Subject Interests from and after the Effective Time (subject to the proviso set forth at the end of Section 1.3 hereof) and until Payout, or (ii) any breach of any representation given by HES in
Article 6 hereof.

     8.4.3     Effect of Payout:

      From and after Payout, the rights and obligations between the Parties shall be governed by the applicable operating agreements.


                            ARTICLE 9
                    ADMINISTRATIVE PROVISIONS

9.1  Expenses of Sale:

     Except as otherwise specifically provided herein, each Party to this Agreement shall pay its own expenses (including without limitation, the fees and expenses of their respective agents, representatives, counsel and accountants) with respect to the negotiation, execution and the delivery of this Agreement and the consummation of the transactions under this Agreement.

9.2  Further Actions:

     HES and MOXY further agree that each will, from time to time and upon reasonable request, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments, and take such other action as may be necessary, or advisable, to carry out their obligations under this Agreement.

9.3  Public Announcements:

     The Parties have jointly agreed to the form of press release to be issued by MOXY with respect to the execution of this Agreement. The Parties shall mutually agree on the form of the press release to be issued with respect to the occurrence of Closing. Any SEC or NYSE filings or reports of MOXY (and its parent) shall not refer to HES (or its parent) with respect to this transaction unless the text thereof has been approved by HES or is otherwise required by applicable rules. Except as required by law or applicable stock exchange requirements, no other public announcement may be made without the express written consent of both Parties.

9.4  Applicable Law:

     The provisions of this Agreement and the relationship of the Parties shall be governed and interpreted according to the laws of the State of New York without giving effect to principles of conflicts of laws, EXCEPT that the laws of the State of Louisiana and applicable federal law shall govern to the extent such laws contain mandatory provisions for conveyance, recordation, notice and the like with respect to any of the Subject Interests.

9.5  Conflict of Terms:

     In the event of any conflict between the main body of this Agreement and the attached Exhibits, the provisions of the main body of this Agreement shall control.

9.6  Notices:

      All notices authorized or required between the Parties by any of the provisions of this Agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States mail, overnight express delivery, courier service or facsimile (with receipt confirmed), postage or charges prepaid, and addressed to such Parties at the addresses set forth below:

 Halliburton Energy Services, Inc.   McMoRan Oil  &  Gas LLC
 4100 Clinton Drive (77020-6299)     1615 Poydras (70112)
 P.O. Box 3                          P.O. Box 60004
 Houston, Texas  77001-0003          New Orleans, Louisiana 70160
 Fax:                                Fax:  504-582-4155
 Attention: Mr. Charles White        Attention: Mr. Glenn A. Kleinert,
 General Counsel                     President

      Any originating notice and/or response thereto given under any provision hereof shall be deemed given only when received by the Party to whom such notice is directed, except that; (1) any notice or response by certified U.S. mail, return receipt requested, properly addressed pursuant to this Section 9.6, and with all postage and charges prepaid, shall be deemed received on the date actually delivered as so addressed, and (2) any notice or response given by overnight express delivery or courier, properly addressed pursuant to this Section 9.6, shall be deemed received on the date actually delivered as so addressed.

9.7  Consequential Damages:

      In no event shall either HES or MOXY be liable to the other for special, incidental, indirect, punitive or consequential damages arising or resulting from any breach of this Agreement, including, but not limited to, lost profits and business opportunity.

9.8  Severance of Invalid Provisions:

     In case of a conflict between the provisions of this Agreement and the provisions of any applicable laws or regulations, the provisions of the laws or regulations shall govern over the provisions of this Agreement. If, for any reason and for so long as, any clause or provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or unconscionable under any present or future law (or interpretation thereof), the remainder of this Agreement shall not be affected by such illegality or invalidity. Any such invalid provision shall be deemed severed from this Agreement as if this Agreement had been executed with the invalid provision eliminated.

9.9  Independent Representation:

     Each Party has had the benefit of independent representation with respect to the subject matter of this Agreement. This Agreement, though drawn by one Party, shall be construed fairly and reasonably and not more strictly against one Party than another.

9.10 Binding Effect:

     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

9.11 Termination:

      This Agreement may be terminated by mutual agreement of the Parties, or by MOXY or HES if, through no fault of the terminating party, the Closing does not occur on or before May 1, 2002. . If the Closing has not occurred by the date specified in the preceding sentence, by reason of one Party's breach of this Agreement and the other Party is in compliance with the terms of this Agreement and terminates this Agreement, each Party shall retain all legal and equitable remedies against the other Party for breach of the Agreement (provided, however that special, incidental, indirect, consequential and punitive damages are waived by each Party as contemplated by Section 9.7 hereof).

9.12 Multiple Counterparts:

      This Agreement may be executed by signing the original or a counterpart hereof. If this Agreement is executed in multiple counterparts, each counterpart shall be deemed an original, and all of which when taken together shall constitute but one and the same agreement with the same effect as if all Parties had signed the same instrument.

9.13 MOXY's Knowledge:

      Any references herein to the "best of MOXY's knowledge" and any other similar phrases shall mean (a) the actual knowledge of the officers, managers and supervisors of MOXY as of the date of this Agreement, and (b) such knowledge as such persons reasonably would be expected to have after having made diligent inquiry into the matters to which such knowledge relates.

                           ARTICLE 10
                       DISPUTE RESOLUTION

10.1 Dispute Resolution:

       Notwithstanding anything contained heretofore in this Agreement to the contrary, the Parties specifically acknowledge and agree that any claim, controversy or dispute arising out of, relating to, or in connection with this Agreement, including the interpretation, validity, termination or breach thereof, shall be resolved solely in accordance with the following Dispute Resolution Procedure which shall constitute a condition precedent to any Party seeking judicial enforcement of any provisions of this Agreement. Any dispute, controversy or claim concerning this Agreement (other than claims by a third party under which a Party hereto is claiming indemnity, and such third party claim is in litigation) shall be resolved under the mediation and binding arbitration procedures of this Article. The Parties will first attempt in good faith to resolve all disputes by negotiations between management level persons who have authority to settle the controversy. If any Party believes further negotiations are futile, such Party may initiate the mediation process by so notifying the other Party to the dispute in writing. The Parties shall then attempt in good faith to resolve the dispute by mediation in New Orleans, Louisiana, in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes, as such procedure may be modified by agreement of the Parties. The Parties shall share the costs of mediation services equally and shall each have present at the mediation at least one individual who has authority to settle the dispute. If the dispute has not been resolved pursuant to mediation within sixty (60) days after initiating the mediation process, the dispute shall be resolved through binding arbitration, as follows:

     10.1.1    Selection of Arbitrators:

     If any dispute or controversy arises between the Parties out of this Agreement, the alleged breach thereof, or any tort in connection therewith, or out of the refusal to perform the whole or any part thereof, and the Parties are unable to agree with respect to the matter or matters in dispute or controversy, the same shall be submitted to arbitration before a panel of three
(3) arbitrators in accordance with the Center for Public Resource Rules for Non-Administered Arbitration of Business Disputes and the provisions in this Article. The panel of arbitrators shall be chosen as set forth herein. The arbitrators selected to act hereunder shall be qualified by education, experience, and training to pass upon the particular matter or matters in dispute. Upon the written demand of either of the Parties and within fifteen (15) days from the date of such demand, each Party shall name an arbitrator and these two (2) so named shall promptly thereafter choose a third. If a Party fails to name an arbitrator within fifteen (15) days from such demand, the other Party shall name the second arbitrator as well as the first, or if the two arbitrators fail within fifteen (15) days from their appointment to agree upon and appoint the third arbitrator, then upon written application by any Party, such third arbitrator may be appointed by the President of the Center for Public Resources, Inc.

     10.1.2    Arbitration:

     The panel of arbitrators so chosen shall proceed promptly to hear and determine the matter or matters in dispute, after giving the Parties due notice of hearing and a reasonable opportunity to be heard. The procedure of the arbitration proceedings shall be in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, as may be modified by the panel of arbitrators. Unless otherwise determined by the arbitrators, the hearing and presentations of the Parties shall not exceed two days cumulative. All arbitration proceedings hereunder shall be held in Lafayette, Louisiana, unless the panel of arbitrators determines that another venue is more appropriate. The award of the panel of arbitrators or a majority thereof shall be made within forty-five (45) days after the appointment of all the arbitrators, subject to any reasonable delay due to unforeseen circumstances. In the event the panel or a majority thereof fail to make an award within sixty (60) days after the appointment of all the arbitrators, new arbitrators may, at the election of any Party, be chosen in like manner as if none had been previously selected.

     10.1.3    Award and Arbitration Expenses:

     The award of the arbitrators, or a majority thereof, shall be in writing, determined in accordance with the substantive law of the State of New York, except as otherwise required pursuant to Section 9.4 hereof, and shall be final and binding on the Parties as to the question or questions submitted and the Parties shall abide by such award and perform the conditions thereof. The award of the arbitrators shall be based on the applicable law and facts, the merits of the parties' positions in the controversy or dispute, and the arbitrators' assessment of the fairness and reasonableness of any settlement proposal of any Party. The arbitrators may not award any punitive or exemplary damages. The award shall not provide or create any rights or benefits in any person or entity which is not a Party to this Agreement, as this Agreement and any arbitration thereunder shall not be construed as a third party beneficiary contract. Unless otherwise determined by the arbitrators, all expenses in connection with such arbitration shall be divided equally between the Parties, except that the expenses of counsel, witnesses, employees, or other representatives of each Party shall be borne solely by the Party incurring them, and the compensation of any arbitrator named by a Party or group of Parties shall be borne solely by such Party or group of Parties; provided that if court proceedings to stay litigation or compel arbitration are necessary, the Party who unsuccessfully opposes such proceedings shall pay all reasonable associated costs, expenses, and attorneys' fees of such court proceedings. Except as otherwise provided in the immediately preceding sentence, each Party shall bear its own attorneys' fees in connection with any appeal of an arbitration award, or in any other court litigation arising out of this Agreement.

     10.1.4    Confidentiality:

     The arbitrators may, but shall not be required, to explain reasons for the award. No transcript or other recording shall be made of the arbitration proceedings. Except (i) in connection with a suit for enforcement of the award, (ii) as required by law, court order, or regulation, (iii) when reasonably necessary to explain the terms and conditions of the award to outside attorneys, auditors, and insurers, or (iv) as part of good faith compliance with disclosure obligations under applicable law, the arbitration proceedings, the award, and the Parties' actions in connection with the arbitration are confidential and shall not be disclosed to third parties, and no disclosure of or reference to the arbitration, the award, or of the Parties' statements or actions in connection with the arbitration shall be made to any third party. All offers, promises, conduct, statements, and evidence, whether oral or written, made in the course of the arbitration by any of the Parties, their agents, employees, experts, or attorneys are confidential. Such offers, promises, conduct, statements, and evidence shall be considered inadmissible under Rule 408 of the Federal Rules of Evidence and any similar state-law provisions, and shall be inadmissible for any purpose, including impeachment. However, evidence that is otherwise admissible shall not be rendered inadmissible as a result of its use in the arbitration.

     10.1.5    Indemnification:

     The provisions of this Article shall not limit the obligation of a Party to defend, indemnify or hold harmless another Party against court proceedings or other claims, loss, damages or expenses as provided elsewhere in the Agreement.

     10.1.6    Preservation of Rights:

     Notwithstanding the above, any Party may file a complaint for statute of limitations or venue reasons, or seek a preliminary injunction or other provisional judicial relief, if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such actions, the Parties shall continue to try to resolve the dispute by negotiation, mediation, or arbitration as necessary.



     IN WITNESS WHEREOF, this Agreement is executed by the duly authorized representatives of the parties on the date first above written.

                              Halliburton Energy Services, Inc.

                              By: ______________________________
                              Name:
                              Title:



                              McMoRan Oil & Gas LLC


                              By: /s/ Glenn A. Kleinert
                                 -----------------------
                              Name:   Glenn A. Kleinert
                              Title:  President



                          EXHIBIT "A-1"

                      SHIP SHOAL BLOCK 296
                       OCS GULF OF MEXICO
                       OFFSHORE LOUISIANA

An undivided 49.40% of 8/8ths operating rights interest in and to the following described lease, to wit:

OCS-G 15303          Oil and Gas Lease from the United States  of
               America, as Lessor, to Mobil Oil Exploration & Producing Southeast Inc., et al, as Lessee, dated effective July 1, 1995 and identified in the Office of the Minerals Management Service, Department of the Interior, as Outer Continental Shelf Serial Number OCS-G 15303 covering the submerged lands of the Outer Continental Shelf described as follows:

               All of Block 296, Ship Shoal Area, South Addition, OCS Leasing Map, Louisiana Map No. 5A, containing approximately 5000.00 acres, INSOFAR AND ONLY INSOFAR as said lease covers from the surface down to and including one hundred feet below the stratigraphic equivalent of the base of the Ang B-3(b) Sand, seen at 9831' measured depth (-9332' subsea) on the 5" MD/HRI/SD/DSN Log for the McMoRan Oil & Gas LLC OCS-G 15303 Well No. 1, API #1771240612.

     The aforedescribed operating rights vests MOXY with a 49.40% working interest and 34.83524% net revenue interest in costs and production attributable to the aforedescribed portion of the lease.

      The aforedescribed interest is subject to the contracts, agreements and other instruments described in the applicable section of Exhibit "B".
                          EXHIBIT "A-2"

                      VERMILION BLOCK 1956
                       OCS GULF OF MEXICO
                       OFFSHORE LOUISIANA

An undivided 47.5% of 8/8ths operating rights interest in and to the following described lease, to wit:

OCS-G 19759          Oil and Gas Lease from the United States  of
               America, as Lessor, to Shell Offshore Inc., as Lessee, dated effective August 1, 1998 and identified in the Office of the Minerals Management Service, Department of the Interior, as Outer Continental Shelf Serial Number OCS-G 19759 covering the submerged lands of the Outer Continental Shelf described as follows:

               All of Block 195, Vermilion Area, OCS Leasing Map, Louisiana Map No. 3, containing approximately 5000 acres, INSOFAR AND ONLY INSOFAR as said lease covers the SW/4 of said block from the surface down to and including one hundred feet below the stratigraphic equivalent of the base of the TX-4 Sand seen at 14,360' measured depth (-14,276' subsea) on the 5" HRI/Density/Neutron/Sonic-Delta-T Log in the McMoRan Oil & Gas LLC OCS-G 19760 Well No. 2.

     The aforedescribed operating rights interest vests MOXY with a 47.5% working interest and 34.2% net revenue interest in costs and production attributable to the aforedescribed portion of the lease.

     The aforedescribed interest is subject to the contracts, agreements and other instruments described in the applicable section of Exhibit "B".

                          EXHIBIT "A-3"

                       VERMILION BLOCK 196
                       OCS GULF OF MEXICO
                       OFFSHORE LOUISIANA

An undivided 47.5% of 8/8ths operating rights interest in and to the following described lease, to wit:

OCS-G 19760          Oil and Gas Lease from the United States  of
               America, as Lessor, to Shell Offshore Inc., as Lessee, dated effective August 1, 1998 and identified in the Office of the Minerals Management Service, Department of the Interior, as Outer Continental Shelf Serial Number OCS-G 19760 covering the submerged lands of the Outer Continental Shelf described as follows:

               All of Block 196, Vermilion Area, OCS Leasing Map, Louisiana Map No. 3, containing approximately 5000 acres, INSOFAR AND ONLY INSOFAR as said lease covers from the surface down to and including one hundred feet below the stratigraphic equivalent of the base of the TX-4 Sand seen at 14,360' measured depth (-14,276' subsea) on the 5" HRI/Density/Neutron/Sonic-Delta-T Log in the McMoRan Oil & Gas LLC OCS-G 19760 Well No. 2.

     The aforedescribed operating rights interest vests MOXY with a 47.5% working interest and 34.2% net revenue interest in costs and production attributable to the aforedescribed portion of the lease.

NOTE:   In  addition, as a result of a co-venturer, Ocean Energy,
     Inc., non-consenting an operation under the joint operating agreement, MOXY is entitled to an additional 23.75% working interest (71.25% total) and an additional 19.07916% net revenue interest (53.27916% total) in the Vermilion 196 #A1 well and associated platform and facilities until payout including applicable penalties.

     The aforedescribed interest is subject to the contracts, agreements and other instruments described in the applicable section of Exhibit "B".

                          EXHIBIT "A-4"

                       VERMILION BLOCK 207
                       OCS GULF OF MEXICO
                       OFFSHORE LOUISIANA

An undivided 47.5% of 8/8ths operating rights interest in and to the following described lease, to wit:

OCS-G 19761          Oil and Gas Lease from the United States  of
               America, as Lessor, to Shell Offshore Inc., as Lessee, dated effective August 1, 1998 and identified in the Office of the Minerals Management Service, Department of the Interior, as Outer Continental Shelf Serial Number OCS-G 19761 covering the submerged lands of the Outer Continental Shelf described as follows:

               All of Block 207, Vermilion Area, OCS Leasing Map, Louisiana Map No. 3, containing approximately 5000 acres, INSOFAR AND ONLY INSOFAR as said lease covers the N/2 of said block from the surface down to and including one hundred feet below the stratigraphic equivalent of the base of the TX-4 Sand seen at 14,360' measured depth (-14,276' subsea) on the 5" HRI/Density/Neutron/Sonic-Delta-T Log in the McMoRan Oil & Gas LLC OCS-G 19760 Well No. 2.

     The aforedescribed operating rights interest vests MOXY with a 47.5% working interest and 34.2% net revenue interest in costs and production attributable to the aforedescribed portion of the lease.

     The aforedescribed interest is subject to the contracts, agreements and other instruments described in the applicable section of Exhibit "B".

                          EXHIBIT "A-5"

                       VERMILION BLOCK 208
                       OCS GULF OF MEXICO
                       OFFSHORE LOUISIANA

An undivided 75% of 8/8ths operating rights interest in and to the following described lease, to wit:

OCS-G 22627          Oil and Gas Lease from the United States  of
               America, as Lessor, to McMoRan Oil & Gas LLC and Samedan Oil Corporation, as Lessee, dated effective July 1, 2001 and identified in the Office of the Minerals Management Service, Department of the Interior, as Outer Continental Shelf Serial Number OCS-G 22627 covering the submerged lands of the Outer Continental Shelf described as follows:

               All of Block 208, Vermilion Area, OCS Leasing Map, Louisiana Map No. 3, containing approximately 5000 acres, INSOFAR AND ONLY INSOFAR as said lease covers the NW/4NW/4 and the W/2NE/4NW/4 of said block from the surface down to and including one hundred feet below the stratigraphic equivalent of the base of the TX-4 Sand seen at 14,360' measured depth (-14,276' subsea) on the 5" HRI/Density/Neutron/Sonic-Delta-T Log in the McMoRan Oil & Gas LLC OCS-G 19760 Well No. 2.

     The aforedescribed operating rights interest vests MOXY with a 75% working interest and 60.25% net revenue interest in costs and production attributable to the aforedescribed portion of the lease.

     The aforedescribed interest is subject to the contracts, agreements and other instruments described in the applicable section of Exhibit "B".

                          EXHIBIT "A-6"

                       MAIN PASS BLOCK 86
                       OCS GULF OF MEXICO
                       OFFSHORE LOUISIANA

An undivided 71.25% of 8/8ths record title interest in and to the following described lease, to wit:

OCS-G 19852          Oil and Gas Lease from the United States  of
               America, as Lessor, to Shell Offshore Inc., as Lessee, dated effective June 1, 1998 and identified in the Office of the Minerals Management Service, Department of the Interior, as Outer Continental Shelf Serial Number OCS-G 19852 covering the submerged lands of the Outer Continental Shelf described as follows:

               All  of Block 86, Main Pass Area, OCS Leasing Map,
               Louisiana  Map  No.  10, containing  approximately
               4994.55 acres.

     The aforedescribed record title interest vests MOXY with a 71.25% working interest and 51.3% net revenue interest in costs and production attributable to the aforedescribed lease.

     The aforedescribed interest is subject to the contracts, agreements and other instruments described in the applicable section of Exhibit "B".

                          EXHIBIT "A-7"

                       MAIN PASS BLOCK 97
                       OCS GULF OF MEXICO
                       OFFSHORE LOUISIANA

An undivided 71.25% of 8/8ths record title interest in and to the following described lease, to wit:

OCS-G 19856          Oil and Gas Lease from the United States  of
               America, as Lessor, to Shell Offshore Inc., as Lessee, dated effective May 1, 1998 and identified in the Office of the Minerals Management Service, Department of the Interior, as Outer Continental Shelf Serial Number OCS-G 19856 covering the submerged lands of the Outer Continental Shelf described as follows:

               All  of Block 97, Main Pass Area, OCS Leasing Map,
               Louisiana  Map  No.  10, containing  approximately
               4994.55 acres.

     The aforedescribed record title interest vests MOXY with a 71.25% working interest and 51.3% net revenue interest in costs and production attributable to the aforedescribed lease.

     The aforedescribed interest is subject to the contracts, agreements and other instruments described in the applicable section of Exhibit "B"




                           EXHIBIT "B"


                       MAIN PASS BLOCK 86
                           OCS-G 19852

Subject to the following Agreement(s):

(a)  Letter Agreement dated March 11, 1999 between Shell Offshore
Inc. and Ocean Energy, Inc. amending the Exploration Program
Agreement.

(b)  Letter Agreement dated September 15, 1999 between Shell
Offshore Inc. and Ocean Energy, Inc. terminating the Exploration
Program Agreement.

(c)  Letter Agreement dated December 23, 1999 between Shell
Offshore Inc. ("SOI"), McMoRan Oil & Gas LLC ("MOXY") and Ocean
Energy, Inc. regarding the sale of Properties from SOI to MOXY.

(d) Asset Purchase Agreement, dated effective December 1, 1999, between SOI Finance Inc. and SOI, as seller, and MOXY, as purchaser.

(e) Assignment of Record Title Leasehold Interest, dated effective December 1, 1999, from SOI to MOXY in which SOI reserved an overriding royalty.

(f)  Letter Agreement dated March 30, 2000, between McMoRan Oil &
Gas LLC and Shell Offshore Inc., regarding well data and information.

(g)  Offshore Operating Agreement dated effective December 1,
1999 between Ocean Energy, Inc. and McMoRan Oil & Gas LLC covering MP 86.

(h)  Letter Agreement dated November 7, 2000 between Gerald J.
Ford and McMoRan Oil & Gas LLC.

(i)  Assignment of Overriding Royalty Interest from McMoRan Oil &
Gas LLC to CLK Company, L.L.C., et al dated effective December 1,
1999.

(j) Participation Agreement - McMoRan 1997 Exploration Program dated effective as of December 15, 1997, by and between McMoRan
Oil & Gas Co. (predecessor to McMoRan Oil & Gas LLC) and Gerald
J. Ford, as amended.

(k)  Letter Agreement dated April 27, 2000 between Ocean Energy
Inc. and McMoRan Oil & Gas LLC covering the use of MP 86 Shallow
Hazard Survey.
                       MAIN PASS BLOCK 97
                           OCS-G 19856

Subject to the following Agreement(s):

(a)  Letter Agreement dated March 11, 1999 between Shell Offshore
Inc. and Ocean Energy, Inc. amending the Exploration Program
Agreement.

(b)  Letter Agreement dated September 15, 1999 between Shell
Offshore Inc. and Ocean Energy, Inc. terminating the Exploration
Program Agreement.

(c)  Letter Agreement dated December 23, 1999 between Shell
Offshore Inc. ("SOI"), McMoRan Oil & Gas LLC ("MOXY") and Ocean
Energy, Inc. regarding the sale of Properties from SOI to MOXY.

(d) Asset Purchase Agreement, dated effective December 1, 1999, between SOI Finance Inc. and SOI, as seller, and MOXY, as purchaser.

(e) Assignment of Record Title Leasehold Interest, dated effective December 1, 1999, from SOI to MOXY in which SOI reserved an overriding royalty.

(f)  Letter Agreement dated March 30, 2000, between McMoRan Oil &
Gas LLC and Shell Offshore Inc., regarding well data and information.

(g)  Offshore Operating Agreement dated effective December 1,
1999 between Ocean Energy, Inc. and McMoRan Oil & Gas LLC covering MP 97.

(h)  Letter Agreement dated November 7, 2000 between Gerald J.
Ford and McMoRan Oil & Gas LLC.

(i)  Assignment of Overriding Royalty Interest from McMoRan Oil &
Gas LLC to CLK Company, L.L.C., et al dated effective December 1,
1999.

(j) Participation Agreement - McMoRan 1997 Exploration Program dated effective as of December 15, 1997, by and between McMoRan
Oil & Gas Co. (predecessor to McMoRan Oil & Gas LLC) and Gerald
J. Ford, as amended.
                       VERMILION BLOCK 196
                           OCS-G 19760

Subject to the following Agreement(s):

(a)  Offshore Operating Agreement dated effective February 9,
1999 between Shell Offshore Inc. and Ocean Energy, Inc. covering
VE 196.

(b)  Letter Agreement dated March 11, 1999 between Shell Offshore
Inc. and Ocean Energy, Inc. amending the Exploration Program
Agreement.

(c) Fourth Amendment to Conveyance of Gas Processing Rights dated effective August 1, 1999 between Shell Offshore Inc, et al and Tejas Natural Gas Liquids, LLC.

(d)  Letter Agreement dated September 15, 1999 between Shell
Offshore Inc. and Ocean Energy, Inc. terminating the Exploration
Program Agreement.

(e)  Letter Agreement dated December 23, 1999 between Shell
Offshore Inc. ("SOI"), McMoRan Oil & Gas LLC ("MOXY") and Ocean
Energy, Inc. regarding the sale of Properties from SOI to MOXY.

(f) Asset Purchase Agreement, dated effective December 1, 1999, between SOI Finance Inc. and SOI, as seller, and MOXY, as purchaser.

(g) Assignment of Record Title Leasehold Interest, dated effective December 1, 1999, from Shell Offshore Inc. to McMoRan
Oil & Gas LLC in which SOI reserves an overriding royalty.

(h) Exploration Agreement, dated effective August 22, 2000, between McMoRan Oil & Gas LLC and Samedan Oil Corporation insofar as it relates to VE 196.

(i)  Letter Agreement dated April 3, 2001 between Samedan Oil
Corporation and McMoRan Oil & Gas LLC.

(j)  Letter Agreement dated August 15, 2000 between Gerald J.
Ford and McMoRan Oil & Gas LLC.

(k)  Letter of Agreement, effective March 2, 2001, between
McMoRan Oil & Gas LLC and Pioneer National Resources USA, Inc.

(l) Letter Agreement dated May 15, 2001 between Gerald J. Ford and McMoRan Oil & Gas LLC.

(m)  Letter Agreement dated June 1, 2001 between Tennessee Gas
Pipeline Company and McMoRan Oil & Gas LLC, Samedan Oil
Corporation and Anadarko Energy Services Company.

(n) Liquids Allocation Agreement dated effective June 1, 1999 between Chevron U.S.A. Inc. and McMoRan Oil & Gas LLC.

(o)  Facilities Agreement dated April 12, 2001, by and between
Tennessee Gas Pipeline Company and McMoRan Oil & Gas LLC.

(p)  Letter Agreement dated March 30, 2000, between McMoRan Oil &
Gas LLC and Shell Offshore Inc., regarding well data and information.

(q)  Assignments of Overriding Royalty Interest between McMoRan
Oil & Gas LLC and CLK Company, L.L.C., et al (pending).

(r)  That certain Discount Letter Agreement (PTR) dated June 1,
2001, by and between McMoRan Oil & Gas LLC and Tennessee Gas
Pipeline Company.

(s)  That certain Discount Letter Agreement (Liquids
Transportation, Bluewater Plant) dated June 1, 2001, by and between McMoRan Oil & Gas LLC and Tennessee Gas Pipeline Company.

(t)  That certain PTR Transportation Agreement (Yscloskey PTR
Plant and Bluewater PTR Plant) dated June 1, 2001, by and between
McMoRan Oil & Gas LLC and Tennessee Gas Pipeline Company.

(u)  That certain Liquids Transportation Agreement
(Cocodrie/Pecan Island Plants) dated June 1, 2001, by and between
Tennessee Gas Pipeline Company and McMoRan Oil & Gas LLC.

(v) That certain PTR-D (Retrograde) Transportation Agreement dated June 27, 2001, by and between Tennessee Gas Pipeline
Company and McMoRan Oil & Gas LLC.

(w) Participation Agreement - McMoRan 1997 Exploration Program dated effective as of December 15, 1997, by and between McMoRan
Oil & Gas Co. (predecessor to McMoRan Oil & Gas LLC) and Gerald
J. Ford, as amended.

                      SHIP SHOAL BLOCK 296
                           OCS-G 15303

Subject to the following Agreement(s):

(a) That certain Farmout Agreement dated effective May 17, 2000, by and between Marathon Oil Company and McMoRan Oil & Gas LLC.

(b) That certain Farmout Agreement dated effective May 17, 2000, by and between Vastar Offshore, Inc. and McMoRan Oil & Gas LLC.

(c) That certain Farmout Agreement dated effective May 17, 2000, by and between Texaco Exploration and Production Inc., Anadarko
Petroleum Corporation and McMoRan Oil & Gas LLC.

(d) That certain Ownership and Well Participation Agreement dated May 17, 2000, by and between McMoRan Oil & Gas LLC and
Anadarko Petroleum Corporation.

(e) That certain Operating Agreement attached as Exhibit D to that certain Ownership and Well Participation Agreement dated May
17, 2000, by and between McMoRan Oil & Gas LLC and Anadarko
Petroleum Corporation.

(f) That certain Letter Agreement dated June 15, 2000, by and between Gerald J. Ford and McMoRan Oil & Gas LLC.

(g) That certain Letter Agreement dated February 26, 2001, as amended, by and between McMoRan Oil & Gas LLC and Union Oil
Company of California.

(h) That certain Letter Agreement dated March 28, 2001, by and between McMoRan Oil & Gas LLC and Trunkline Gas Company.

(i) That certain Facilities Agreement dated April 12, 2001, by and between Tennessee Gas Pipeline Company and McMoRan Oil & Gas
LLC.

(j) That certain Letter Agreement dated June 1, 2001, by and between Tennessee Gas Pipeline Company, McMoRan Oil & Gas LLC,
Samedan Oil Corporation and Anadarko Energy Services Company.

(k)  That certain Liquids Allocation Agreement dated effective
June 1, 1999, by and between Chevron U.S.A. Inc. and McMoRan Oil
& Gas LLC.

(l) That certain Letter Agreement dated June 1, 2001, by and between McMoRan Oil & Gas LLC and Anadarko Energy Services
Company.

(m) That certain Assignment of Record Title Interest In Oil and Gas Lease dated effective May 17, 2000, by and between Texaco Exploration and Production Inc., as Assignor, and McMoRan Oil & Gas LLC and Anadarko Petroleum Corporation, as Assignees, in which Assignor retained an overriding royalty.

(n) That certain Assignment of Operating Rights dated effective May 17, 2000, by and between Marathon Oil Company, as Assignor, and McMoRan Oil & Gas LLC and Anadarko Petroleum Corporation, as Assignees, in which Assignor retained an overriding royalty.

(o) That certain Assignment of Operating Rights dated effective May 17, 2000, by and between Vastar Offshore, Inc., as Assignor, and McMoRan Oil & Gas LLC and Anadarko Petroleum Corporation, as Assignees, in which Assignor retained an overriding royalty.

(p) That certain Letter Agreement dated May 31, 2000, by and between Marathon Oil Company, Vastar Offshore, Inc., Texaco
Exploration and Production Inc. and McMoRan Oil & Gas LLC.

(q) That certain Letter Agreement dated May 15, 2001, by and between Gerald J. Ford and McMoRan Oil & Gas LLC.

(r)  That certain Discount Letter Agreement (PTR) dated June 1,
2001, by and between McMoRan Oil & Gas LLC and Tennessee Gas
Pipeline Company.

(s)  That certain Discount Letter Agreement (Liquids
Transportation, Bluewater Plant) dated June 1, 2001, by and between McMoRan Oil & Gas LLC and Tennessee Gas Pipeline Company.

(t)  That certain PTR Transportation Agreement (Yscloskey PTR
Plant and Bluewater PTR Plant) dated June 1, 2001, by and between
McMoRan Oil & Gas LLC and Tennessee Gas Pipeline Company.

(u)  That certain Liquids Transportation Agreement
(Cocodrie/Pecan Island Plants) dated June 1, 2001, by and between
Tennessee Gas Pipeline Company and McMoRan Oil & Gas LLC.

(v)  That certain Gas Transportation Agreement (Firm) dated
October 1, 2001, by and between Tennessee Gas Pipeline Company and McMoRan Oil & Gas LLC.

(w) That certain Gas Processing Agreement dated August 10, 2001, by and between Dynegy Midstream Services, Limited Partnership and
McMoRan Oil & Gas LLC.

(x) That certain PTR-D (Retrograde) Transportation Agreement dated June 27, 2001, by and between Tennessee Gas Pipeline
Company and McMoRan Oil & Gas LLC.

(y)  Assignment of Overriding Royalty Interest from McMoRan Oil &
Gas LLC to CLK Company, L.L.C., et al dated effective June 5,
2000.

(z) Participation Agreement - McMoRan 1997 Exploration Program dated effective as of December 15, 1997, by and between McMoRan
Oil & Gas Co. (predecessor to McMoRan Oil & Gas LLC) and Gerald
J. Ford, as amended.
                       VERMILION BLOCK 195
                           OCS-G 19759

Subject to the following Agreement(s):

(a)  Offshore Operating Agreement dated effective February 9,
1999 between Shell Offshore Inc. and Ocean Energy, Inc. covering
VE 195.

(b)  Letter Agreement dated March 11, 1999 between Shell Offshore
Inc. and Ocean Energy, Inc. amending the Exploration Program
Agreement.

(c) Fourth Amendment to Conveyance of Gas Processing Rights dated effective August 1, 1999 between Shell Offshore Inc, et al and Tejas Natural Gas Liquids, LLC.

(d)  Letter Agreement dated September 15, 1999 between Shell
Offshore Inc. and Ocean Energy, Inc. terminating the Exploration
Program Agreement.

(e)  Letter Agreement dated December 23, 1999 between Shell
Offshore Inc. ("SOI"), McMoRan Oil & Gas LLC ("MOXY") and Ocean
Energy, Inc. regarding the sale of Properties from SOI to MOXY.

(f) Asset Purchase Agreement, dated effective December 1, 1999, between SOI Finance Inc. and SOI, as seller, and MOXY, as purchaser.

(g) Assignment of Record Title Leasehold Interest, dated effective December 1, 1999, from Shell Offshore Inc. to McMoRan
Oil & Gas LLC in which SOI reserves an overriding royalty.

(h) Exploration Agreement, dated effective August 22, 2000, between McMoRan Oil & Gas LLC and Samedan Oil Corporation insofar as it relates to VE 195.

(i)  Letter Agreement dated August 15, 2000 between Gerald J.
Ford and McMoRan Oil & Gas LLC.

(j)  Letter Agreement dated March 30, 2000, between McMoRan Oil &
Gas LLC and Shell Offshore Inc., regarding well data and information.

(k)  Assignments of Overriding Royalty Interest between McMoRan
Oil & Gas LLC and CLK Company, L.L.C., et al (pending).

(l) Participation Agreement - McMoRan 1997 Exploration Program dated effective as of December 15, 1997, by and between McMoRan
Oil & Gas Co. (predecessor to McMoRan Oil & Gas LLC) and Gerald
J. Ford, as amended.
                       VERMILION BLOCK 207
                           OCS-G 19761

Subject to the following Agreement(s):

(a)  Offshore Operating Agreement dated effective February 9,
1999 between Shell Offshore Inc. and Ocean Energy, Inc. covering
VE 207.

(b)  Letter Agreement dated March 11, 1999 between Shell Offshore
Inc. and Ocean Energy, Inc. amending the Exploration Program
Agreement.

(c) Fourth Amendment to Conveyance of Gas Processing Rights dated effective August 1, 1999 between Shell Offshore Inc, et al and Tejas Natural Gas Liquids, LLC.

(d)  Letter Agreement dated September 15, 1999 between Shell
Offshore Inc. and Ocean Energy, Inc. terminating the Exploration
Program Agreement.

(e)  Letter Agreement dated December 23, 1999 between Shell
Offshore Inc. ("SOI"), McMoRan Oil & Gas LLC ("MOXY") and Ocean
Energy, Inc. regarding the sale of Properties from SOI to MOXY.

(f) Asset Purchase Agreement, dated effective December 1, 1999, between SOI Finance Inc. and SOI, as seller, and MOXY, as purchaser.

(g) Assignment of Record Title Leasehold Interest, dated effective December 1, 1999, from Shell Offshore Inc. to McMoRan
Oil & Gas LLC in which SOI reserves an overriding royalty.

(h) Exploration Agreement, dated effective August 22, 2000, between McMoRan Oil & Gas LLC and Samedan Oil Corporation insofar as it relates to VE 207.

(i)  Letter Agreement dated August 15, 2000 between Gerald J.
Ford and McMoRan Oil & Gas LLC.

(j)  Letter Agreement dated March 30, 2000, between McMoRan Oil &
Gas LLC and Shell Offshore Inc., regarding well data and information.

(k)  Assignments of Overriding Royalty Interest between McMoRan
Oil & Gas LLC and CLK Company, L.L.C., et al (pending).

(l) Participation Agreement - McMoRan 1997 Exploration Program dated effective as of December 15, 1997, by and between McMoRan
Oil & Gas Co. (predecessor to McMoRan Oil & Gas LLC) and Gerald
J. Ford, as amended.
                       VERMILION BLOCK 208
                           OCS-G 22627

Subject to the following Agreement(s):

(a) Joint Bidding Agreement, entered into March 20, 2001, between McMoRan Oil & Gas LLC and Samedan Oil Corporation.

(b)  Assignment of Overriding Royalty Interest between McMoRan
Oil & Gas LLC and CLK Company, L.L.C., et al (pending).